UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): August 6, 2008

CHINA BIO-IMMUNITY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51760	20-2815911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 36 ShengMing 2nd Road
DD Port, Dalian
People’s Republic of China, 116620
(Address of principal executive offices)

Registrant’s telephone number, including area code:  86 411 87407598

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K originally filed on August 6, 2008, to include the (i) Management’s Discussion and Analysis of Results of Operations and Financial Condition of China Bio-Immunity Corporation (the “Company”) for the three and six months ended June 30, 2008, (ii) unaudited interim condensed consolidated financial statements of Lawford Asia Limited and its subsidiaries, as of June 30, 2008 and for the six months ended June 30, 2008, including related notes thereto, (iii) unaudited interim condensed consolidated financial statements of JINA Immunity Investment Company Limited and subsidiary, as of March 31, 2008 and for the three months ended March 31, 2008, including related notes thereto, and (iv) unaudited condensed combined pro forma financial statements of China Bio-Immunity and subsidiaries as of June 30, 2008 and for the six months ended June 30, 2008.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Company Overview

The Company (or “we”, “us”, “our” hereinafter) was incorporated in the state of Utah as Thrust Resources, Inc. on July 16, 1981. On April 22, 2005, pursuant to a merger the Company changed its domicile to Nevada. On February 11, 2008, the Company changed its name to China Bio-Immunity Corporation. On August 6, 2008, pursuant to the terms of the Exchange Agreement discussed in item 2.01, the Company acquired Lawford Asia Limited (“Lawford”), and its wholly owned subsidiaries, JINA Immunity Investment Company Limited (“JINA”) and Dalian Jingang-Andi Bio-Products Company Limited (“JGAD”). This transaction was accounted for as a “reverse merger” with Lawford deemed to be the accounting acquirer and the Company as the legal acquirer. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Share Exchange will be those of Lawford and its subsidiaries (the “Lawford Group”) and will be recorded at the historical cost basis of the Lawford Group. After completion of the Share Exchange, the Company’s consolidated financial statements will include the assets and liabilities of both the Company and the Lawford Group, the historical operations of the Lawford Group and the operations of the Company and its subsidiaries from the closing date of the Share Exchange.

Lawford was incorporated on January 15, 2008 under the laws of the British Virgin Islands as a holding company, for the purposes of owning 100% of the capital stock of JINA. The acquisition of JINA by Lawford was consummated in April 2008. JINA was incorporated on October 15, 2007 under the laws of Hong Kong for the purpose of owing 100% of the capital stock of JGAD, a Chinese corporation incorporated on March 26, 2002 under the laws of the People’s Republic of China (“PRC”). Following the approval by the relevant governmental authorities in the PRC, JINA acquired a 100% ownership interest in JGAD. As a result of the transaction, JGAD became a wholly owned subsidiary of JINA, which in turn is a wholly owned subsidiary of Lawford. JGAD engages in the development, manufacturing, and distribution of pharmaceutical products. Through the closing of the Share Exchange, the Company succeeded to the business of JGAD as its sole line of business.

JGAD is located at the Bio-Pharmaceutical Park of The Double-D Port of the Dalian Development Zone in Dalian, China. JGAD is a leading, fully integrated biotechnology company focused on researching, developing, manufacturing and marketing biopharmaceutical products primarily within the PRC. JGAD’s human vaccine products and product candidates are designed to address large markets with significant unmet medical needs, primarily in the areas of rabies and mumps, as well as other infectious diseases. JGAD’s current principal products which it markets and sells throughout the PRC are a rabies vaccine and a mumps vaccine.

The Company’s goal is to become the leader in research, development, manufacture and commercialization of vaccine-based therapeutics and prophylactics in China and to continue to advance its drugs to international markets. We believe we are well positioned to compete in the fast-developing Chinese vaccine-based market with our strong Dalian JGAD brand, diverse product portfolio, proven R&D capabilities, established sales and marketing network and favorable cost structure.

Critical Accounting Policies and Estimates

Principles of Consolidation

The condensed consolidated financial statements of Lawford for the six months ended June 30, 2008 include the accounts of Lawford Asia Limited and the following subsidiaries:

(i)	JINA (an inactive holding company, 100% subsidiary of Lawford)
(ii)	JGAD (100% subsidiary of JINA).

The condensed consolidated financial statements of JINA for the three months ended March 31, 2008 include the accounts of JINA and the following subsidiary:

(i)	JGAD (100% subsidiary of JINA).

Intercompany accounts and transactions have been eliminated in consolidation.

The condensed financial statements for the six months ended June 30, 2007 and three months ended March 31, 2007 represents the accounts of the operating entity, JGAD, only.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results when ultimately realized could differ from those estimates.

Revenue Recognition

Revenues represent the invoiced value of goods sold recognized upon the shipment of goods to customers.  Revenues are recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists,

•	Delivery has occurred,

•	The seller’s price to the buyer is fixed or determinable, and

•	Collectibility is reasonably assured.

Research and Development

Research and development costs are expensed as incurred. For the six months ended June 30, 2007 engineers and technical staff were involved in the production of products as well as on-going research. The Company did not segregate the portion of the salaries relating to research and development from the portion relating to production. The total salaries were included in cost of goods sold. From January 1, 2008 onwards, engineers and technical staff are significantly involved in on-going research. The Company segregated the portion of the salaries relating to research and development from the portion relating to production. The related salaries were recorded in research and development in general and administrative expenses. Research and development expenses, included in the general and administrative expenses, for the six months ended June 30, 2008 and 2007 were $403,607 and $61,304, respectively.

Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities in the PRC are charged to expense as incurred. The retirement benefits expenses for the six months ended June 30, 2008 and 2007 were $195,668 and $74,602, respectively and were included in general and administrative expenses.

Deferred Revenue

Deferred revenue is recognized when grants are received or collectible from the government of PRC to the Company for assisting its technical research and development. The amount is recognized as revenue when the Company incurred the relevant research and development expenses.

The deferred revenue at June 30, 2008 and March 31, 2007 was $110,987 and $39,360, respectively.

Foreign Currency Translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). Capital accounts of the financial statements are translated into United States dollars (USD) from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the period.

	June 30,
	2008	2007
Period end RMB : US$ exchange rate	6.8610	7.6164
Average RMB:US$ exchange rate for the three months ended	6.9661	7.6669
Average RMB:US$ exchange rate for the six months ended	7.0702	7.7051

	March 31,
	2008	2007
Period end RMB : US$ exchange rate	7.0190	7.7342
Average RMB:US$ exchange rate for the three months ended	7.1779	7.7580

	December 31,
	2007	2006
Year end RMB : US$ exchange rate	7.3046	7.8087
Average yearly RMB : US$ exchange rate	7.5653	8.3117

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivables, other receivables, deposits and prepayments, due from a related company, accounts payable, other payables and accrued expenses, customer deposit, due to related companies, income taxes payable, short-term bank loans, and deferred revenue. Management has estimated that the carrying amount approximates their fair value due to their short-term nature or long-term debt interest rates approximate the current market rates.

New Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (R), Business Combination. SFAS No. 141 (R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. SFAS 141 (R) will significantly affect the accounting for future business combinations and we will determine the accounting as new combinations occur.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. This Statement establishes accounting and reporting standards that require the ownership interests in subsidiaries’ non-parent owners be clearly presented in the equity section of the balance sheet; requires the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently; requires that when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value and the gain or loss on the deconsolidation of the subsidiary be measured using the fair value of any noncontrolling equity; requires that entities provide disclosures that clearly identify the interests of the parent and the interests of the noncontrolling owners. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2008. The Company has not determined the impact, if any, SFAS No. 160 will have on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"), which amends SFAS No.133 and expands disclosures to include information about the fair value of derivatives, related credit risks and a company's strategies and objectives for using derivatives. SFAS No. 161 is effective for fiscal periods beginning on or after November 15, 2008. The Company is currently in the process of assessing the impact that SFAS No. 161 will have on the disclosures in its consolidated financial statements.

Results of Operation

The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operation and financial condition for the three and six months period ended June 30, 2008 and the fiscal year ended December 31, 2007. The following discussion should be read in conjunction with the Financial Statements and related Notes appearing elsewhere in this Form.

Our financial statements are stated in US Dollars and are prepared in accordance with generally accepted accounting principals of the United States (“GAAP”).

Results of Operation for Lawford for the Three Months Ended June 30, 2008 Compared to the Three Months Period Ended June 30, 2007.

Revenues

During the three months ended June 30, 2008, Lawford had operating revenues in the amount of $6.91 million, compared to $4.58 million during the three months ended June 30, 2007, an increase of $2.34 million or approximately 51.0%. The increase in revenues was primarily attributable to three factors:

i)           Certificate For Batch Release - In the end of 2006, the State Food and Drug Administration (“SFDA”) implemented a program entitled the Certificate for Batch Release of pharmaceutical products. This new regulation had a significant impact on the human vaccine sector in the PRC, as it placed heightened restrictions on product quality. As a result of this new regulation, a significant number of our competitors’ products with which we compete failed to meet the heightened requirements set forth by the Certificate for Batch Release. In comparison, each batch of vaccine manufactured by Lawford successfully passed the relevant quality inspection. As a result, our products were highly sought after in the market place resulting in a significant increase in our sales volume, and thus contributing to an increase in our revenue for such period;

ii)           Increase in Sales Volume - Rabies Vaccine competitive pricing and strong brand name recognition resulted in a greater sales volume.

iii)           Sales Network - Lawford’s sales network throughout the PRC successfully marketed JGAD’s products to our customers. The marketing efforts of our sales network contributed to an increase in our revenue for such period.

During the three months ended June 30, 2008, of the $6.9 million total revenue, approximately $5.98 million was attributable to revenue generated from sales of Rabies Vaccine and approximately $0.93 million was attributable to sales generated by our Mumps Vaccine. During the three months ended June 30, 2007, of the $4.58 million total revenue, approximately $4.17 million was attributable to sales of Rabies Vaccine, and approximately $0.41 million was attributable to sales of Mumps Vaccine.

The following chart illustrates the amount, percentages and changes in our revenue generated by sales of our Rabies Liquid Vaccine, Rabies Powder Vaccine and Mumps Vaccine for the three months period ended June 30, 2008, as compared to the three months period ended June 30, 2007:

	Three Months Ended		Three Months Ended
	June 30, 2008		June 30, 2007
	Revenue	% of Revenue	Revenue	% of Revenue
Sales of Rabies Liquid Vaccine	$5,982,181	86.53%	$3,788,763	82.76%
Sales of Rabies Powder Vaccine	$-	-%	$383,345	8.37%
Sales of Mumps Vaccine	$930,901	13.47%	$405,860	8.87%
Total Revenue	$6,913,082	100%	$4,577,968	100%

Costs of goods sold

The cost of goods sold for the three months ended June 30, 2008 was $2.19 million as compared to $1.09 million for the three months period ended June 30, 2007, an increase of $1.10 million or approximately 100.92%. The significant increase in the cost of goods sold was attributable to three primary factors:

i)           Increase in Production Output – As a result of the significant increase in our production output, the related costs associated with the production of our products, including the purchase of raw materials, packaging materials, energy and water, maintenance, as well as depreciation of fixed assets, all increased correspondingly.

ii)           Increased Labor Costs - The number of employees increased from 251 in 2007 to 362 in second quarter 2008, resulting in a significant increase in labor costs. The increased labor costs that JGAD experienced were attributable to our increased production output and costs incurred through the education of our new staff to instruct them on the production of our products.

iii)           Increase in price of raw materials and package material – In 2008, the price of major raw materials increased; this in turn contributed to an increase in our cost of goods sold.

Gross Profit

Gross profit for the three months ended June 30, 2008 was $4.72 million as compared to $3.49 million for the three months ended June 30, 2007, representing an increase of $1.23 million, or approximately 35.24%. The increase in gross profit was mainly due to the increase in sales, partially offset by a greater increase in the cost of goods sold.

During the three months ended June 30, 2008, of the $4.72 million total gross profit, approximately $4.02 million was attributable to sales of Rabies Liquid Vaccine, approximately $0 million was attributable to sales of Rabies Powder Vaccine, and approximately $0.70 million was attributable to sales of Mumps Vaccine.

During the three months ended June 30, 2007, of the $3.49 million total gross profit, approximately $3.14 million was attributable to sales of Rabies Liquid Vaccine, approximately $0.32 million was attributable to sales of Rabies Powder Vaccine, and approximately $0.03 million was attributable to sales of Mumps Vaccine.

The following chart illustrates the amount, percentages and changes in our gross profit generated by sales of Rabies Liquid Vaccine, Rabies Powder Vaccine and Mumps Vaccine for the three months ended June 30, 2008, as compared to the three months ended June 30, 2007:

	Three Months Ended		Three Months Ended
	June 30, 2008		June 30, 2007
	Gross Profit	% of Gross Profit	Gross Profit	% of Gross Profit
Rabies Liquid Vaccine	$4,024,907	85.29%	$3,142,211	89.97%
Rabies Powder Vaccine	$-	-%	$317,495	9.09%
Mumps Vaccine	$693,952	14.71%	$32,800	0.94%
Gross Profit	$4,718,859	100%	$3,492,506	100%

Gross Margin

During the three months ended June 30, 2008, we had an overall gross margin of 68.26%. During the three months ended June 30, 2007, we had an overall gross margin of 76.29%. The decrease of gross margin was attributable to the increase in unit cost of goods sold due to higher labor and raw material costs.

The following chart illustrates the gross margins of our Rabies Liquid Vaccine, Rabies Powder Vaccine and Mumps Vaccine for the three months ended June 30, 2008, as compared to the three months ended June 30, 2007:

	Three Months Ended	Three Months Ended
	June 30, 2008	June 30, 2007
	Gross Margin	Gross Margin
Rabies Liquid Vaccine	67.28%	82.94%
Rabies Powder Vaccine	-%	82.82%
Mumps Vaccine	74.55%	8.08%

Operating Expenses

During the three months ended June 30, 2008, we incurred operating expenses of $0.94 million, as compared to operating expenses of $0.52 million for the three months ended June 30 2007, representing an increase of $0.42 million, or approximately 80.08%. The operating expenses are divided into Selling Expenses and General and Administrative Expenses, both of which are discussed below:

Selling Expenses: Selling expenses totaled $0.08 million for the three months ended June 30, 2008, as compared to $0.10 million for the three months ended June 30, 2007, representing a decrease of $0.02 million, or 20.00%. The decrease in the selling expenses was primarily due to the decrease in traveling and marketing expenses due to strong brand recognition as compared to the same period in 2007.

General and Administrative Expenses: General and Administrative expenses (“G&A”) totaled $0.86 million for the three months ended June 30, 2008, as compared to $0.42 million for the three months ended June 30, 2007, representing an increase of $0.44 million, or 104.76%. The significant increase in G&A expenses was primarily due to the increase in professional fees and other expenses related to becoming a United States publicly listed company.

Income Tax Expense

Our operations are conducted by our PRC based subsidiary, JGAD. At the current time JGAD is the only entity that generates taxable income and is subject to the PRC income taxes. In 2007 we were subject to a preferential rate of 15%.

The new tax regulations have been in effect since January 1, 2008 and require the application of the unified Corporation Income Tax (“CIT”) rate of 25% to all corporations including our company. Under the new tax law, our eligibility for the favorable CIT rate of 15% applicable to companies in the high-technology industry will be reassessed at the end of the year. Until the Company obtains the certificate of confirming its qualification as a high-technology company, the applicable CIT rate of 25% is being used to calculate our income tax expenses.

For the three months ended June 30, 2008 and 2007, taxable income before income tax expense was $3.94 million and $2.98 million, respectively. Income tax credit and tax expenses related to China income for the three months ended June 30, 2008 and 2007 was $0.12 million and $0.39 million, respectively.

Net Income

During the three months ended June 30, 2008, our net income was $4.06 million, compared to the $2.59 million in the same period in 2007, representing an increase of $1.47 million, or approximately 56.76%. The increase in net income was attributable to the increase in revenue, and the tax benefit as a result of the reverse of deferred tax liability.

Results of Operation for Lawford for the Six Months Ended June 30, 2008 Compared to the Six Months Ended June 30, 2007.

Revenues

During the six months ended June 30, 2008, we had $13.20 million in revenue as compared to $5.60 million in revenue during the six months ended June 30, 2007, representing an increase of $7.60 million or approximately 135.71%. The increase in revenue was primarily due to the strong sales we experienced in the first two quarters of 2008 as a result of the batch release approval factor that was discussed above, and our competitive pricing and high brand recognition.

During the six months ended June 30, 2008, of the $13.20 million total revenue, approximately $11.27 million was attributable to sales of Rabies Liquid Vaccine, approximately $0.18 million was attributable to sales of Rabies Powder Vaccine, and approximately $1.75 million was attributable to sales of Mumps Vaccine.

During the six months ended June 30, 2007, of the $5.60 million total revenue, approximately $4.81 million was attributable to sales of Rabies Liquid Vaccine, approximately $0.38 million was attributable to sales generated by Rabies Powder Vaccine, and approximately $0.40 million was attributable to sales of Mumps Vaccine.

The following chart illustrates the amount, percentages and changes in our revenue generated by sales of Rabies Liquid Vaccine, Rabies Powder Vaccine, and Mumps Vaccine for the six months ended June 30, 2008, as compared to the six months ended June 30, 2007:

	Six Months Ended		Six Months Ended
	June 30, 2008		June 30, 2007
	Revenue	% of Revenue	Revenue	% of Revenue
Sales of Rabies Liquid Vaccine	$11,270,104	85.35%	$4,813,647	85.97%
Sales of Rabies Powder Vaccine	$183,229	1.39%	$381,444	6.81%
Sales of Mumps Vaccine	$1,750,756	13.26%	$403,848	7.22%
Total Revenue	$13,204,089	100%	$5,598,939	100%

Costs of Goods Sold

The cost of goods sold for the six months ended June 30, 2008 was $4.47 million, as compared to $1.25 million for the six months ended June 30, 2007, representing an increase of $3.22 million, or approximately 257.60%. The increase in cost of goods sold was primarily due to three factors: 1. the increase in sales; 2. increased labor costs; and 3. increased cost of raw materials.

Gross Profit

Gross profit for the six months ended June 30, 2008 was $8.73 million as compared to $4.35 million for the six months ended June 30, 2007, representing an increase of $4.38 million or approximately 100.69%. The increase in gross profit was primarily due to the increase in sales revenue, slightly offset by the greater percentage increase in cost of goods sold.

During the six months ended June 30, 2008, of the $8.73 million total gross profit, approximately $7.74 million, was attributable to gross profit generated by sales of our Rabies Liquid Vaccine, approximately $0.15 million was attributable to gross profit generated by sales of our Rabies Powder Vaccine, and approximately $0.85 million was attributable to gross profit generated by our Mumps Vaccine.

During the six months ended June 30, 2007, of the $4.35 million total gross profit, approximately $4.00 million was attributable to gross profit generated by sales of our Rabies Liquid Vaccine, approximately $0.32 million was attributable to gross profit generated by sales of our Rabies Powder Vaccine, and approximately $0.03 million was attributable to gross profit generated by our Mumps Vaccine.

The following chart illustrates the amount, percentages and changes in our gross profit generated by sales of Rabies Liquid Vaccine, Rabies Powder Vaccine and Mumps Vaccine for the six months ended June 30, 2008, as compared to the six months ended June 30, 2007:

	Six Months Ended		Six Months Ended
	June 30, 2008		June 30, 2007
	Gross Profit	% of Gross Profit	Gross Profit	% of Gross Profit
Rabies Liquid Vaccine	$7,731,826	88.55%	$3,997,014	91.98%
Rabies Powder Vaccine	$147,388	1.69%	$315,754	7.27%
Mumps Vaccine	$852,372	9.76%	$32,620	0.75%
Gross Profit	$8,731,586	100%	$4,345,388	100%

Gross Margin

During the six months ended June 30, 2008, we had an overall gross margin of 66.13%, compared to the overall gross margin of 77.61% in the same period last year.

The decrease of gross margin for the six months ended June 30, 2008 was attributable to two factors: 1. the decrease in sales price of the Rabies Liquid Vaccine in the first half year of 2008 due to greater competition as a result of more batch release approvals for our rivals; and 2. the increase in cost of goods sold due to higher labor and raw material costs.

The following chart illustrates the gross margins of our Rabies Liquid Vaccine, Rabies Powder Vaccine and Mumps Vaccine for the six months ended June 30, 2008, as compared to the six months ended June 30, 2007:

	Six Months Ended	Six Months Ended
	June 30, 2008	June 30, 2007
	Gross Margin	Gross Margin
Rabies Liquid Vaccine	68.60%	83.04%
Rabies Powder Vaccine	80.44%	82.78%
Mumps Vaccine	48.69%	8.08%

Operating Expenses

During the six months ended June 30, 2008, we incurred operating expenses of $1.98 million, as compared to operating expenses of $0.97 million for the six months ended June 30 2007, representing an increase of $1.01 million, or approximately 104.12%. The operating expenses are divided into Selling Expenses and General and Administrative Expenses as follows:

Selling Expenses: Selling expenses totaled $0.15 million for the six months ended June 30, 2008 as compared to $0.16 million for the six months ended June 30, 2007, representing a decrease of $0.01 million, or 6.25%. The decrease in selling expenses was mainly due to the decreased traveling and marketing expenses as a result of high brand name recognition. There were more traveling and marketing activities in 2007 in an effort to establish our JGAD brand and market our products throughout the PRC.

General and Administrative Expenses: General and Administrative expenses (“G&A”) totaled $1.82 million for the six months ended June 30, 2008 as compared to $0.82 million for the six months ended June 30, 2007, representing an increase of $1.00 million, or 121.95%. The significant increase of the G&A expenses was primarily due to the increase of professional fees and other expenses related to becoming a U.S. listed company.

Income Tax Expense

Our operations are conducted by our PRC based subsidiary, JGAD. At the current time JGAD is the only entity that generates taxable income and is subject to PRC income taxes. In 2007 we were subject to a preferential rate of 15%.

The new tax regulations have been in effect since January 1, 2008 and require the application of the unified Corporation Income Tax (“CIT”) rate of 25% to all corporations including our company. Under the new tax law, our eligibility to for the favorable CIT rate of 15% applicable to high-technology industry companies will be reassessed at the end of the year. Before the Company obtains the certificate confirming the Company’s qualification as a high-technology company, the applicable CIT rate of 25% is being used to calculate our income tax expenses.

For the six months ended June 30, 2008 and 2007 taxable income before income tax expense was $7.14 million and $3.28 million, respectively. Income tax expense related to China income for the six months ended June 30, 2008 and 2007 was $1.11 million and $0.49 million, respectively.

Net Income

During the six months ended June 30, 2008, our net income was $6.03 million, compared to the $2.79 million in the same period last year, representing an increase of approximately $3.24 million, or 116.13%. The increase of net income was mainly due to the increase in sales revenue.

Results of Operation for JGAD for the Fiscal Year Ended December 31, 2007 Compared to the Fiscal Year Ended December 31, 2006.

Revenues

During the fiscal year ended December 31, 2007, we had $24.87 million in revenue as compared to $7.04 million in revenue during the fiscal year ended December 31, 2006, representing an increase of $17.83 million or approximately 253%. The increase in operating revenues from 2006 to 2007 was attributable to three primary factors:

i)           Certificate For Batch Release - In the end of 2006, the SFDA implemented a program entitled the Certificate for Batch Release of pharmaceutical products. This new regulation had a significant impact on the human vaccine sector in the PRC, as it placed heightened restrictions on product quality. As a result of this new regulation, a significant number of our competitors’ products with which we compete failed to meet the heightened requirements set forth by the Certificate for Batch Release. On the contrary, each batch of vaccine manufactured by JGAD successfully passed the relevant quality inspection. As a result our products were highly sought after in the market place resulting in a significant increase in our sales volume, and thus contributing to an increase in our annual revenue;

ii)           Price of Vaccines - the price of our vaccines increased by approximately 41% from 2006 to 2007. The price increase contributed to an increase in our annual revenue; and

iii)           Sales Network - JGAD’s sales network throughout the country successfully marketed JGAD’s products to our customers. The marketing efforts of our sales network contributed to an increase in our annual revenue.

During the fiscal year ended December 31, 2007, of the $24.87 million total revenue, approximately $18.55 million was attributable to sales of Rabies Liquid Vaccine, approximately $4.79 million was attributable to sales of Rabies Powder Vaccine, and approximately $1.52 million was attributable to sales of Mumps Vaccine.

During the fiscal year ended December 31, 2006, the total $7.04 million revenue was attributable to sales of Rabies Liquid Vaccine.

The following chart illustrates the amount, percentages and changes in our revenue generated by sales of Rabies Liquid Vaccine, Rabies Powder Vaccine, and Mumps Vaccine for the fiscal year ended December 31, 2007, as compared to the fiscal year ended December 31, 2006:

	Year Ended		Year Ended
	December 31, 2007		December 31, 2006
	Revenue	% of Revenue	Revenue	% of Revenue
Sales of Rabies Liquid Vaccine	$18,552,686	74.60%	$7,043,854	100%
Sales of Rabies Powder Vaccine	$4,791,932	19.27%	$-	-%
Sales of Mumps Vaccine	$1,524,704	6.13%	$-	-%
Total Revenue	$24,869,322	100%	$7,043,854	100%

Costs of Goods Sold

The cost of goods sold for the fiscal year ended December 31, 2007 was $4.86 million, as compared to $1.30 million for the fiscal year ended December 31, 2006, representing an increase of $3.56 million, or approximately 273%. The increase in cost of goods sold was primarily due to three factors:

i)           Increased Labor Costs - The number of JGAD’s employees increased from 211 in 2006 to 278 in 2007, resulting in a significant increase in labor costs. The total of cost of labor, including salaries, insurance, and benefits, was $0.81 in 2007, as compared to $0.48 in 2006, an increase of approximately $0.33 or approximately 69%. The increased labor costs experienced by JGAD contributed to the increase in our cost of goods sold from 2006 to 2007;

ii)           Increase in Production Output - As a result of significant increase in our production output, the related costs associated with the production of our products, including the purchase of raw materials, packaging materials, energy and water, maintenance, as well as depreciation of fixed assets, all increased simultaneously. As illustrated by the foregoing discussion, our increased production output in 2007 contributed to an increase in our cost of goods sold.

iii)           Increase in price of raw materials and package material – In 2007, the price of major raw materials increased; this in turn contributed to an increase in our cost of goods sold.

Gross Profit

The gross profit for the fiscal year ended December 31, 2007 was $20.01 million as compared to $5.74 million for the fiscal year ended December 31, 2006, representing an increase of $14.27 million or approximately 248.61%. The increase in gross profit is attributable to the following factors, both of which have been discussed above:

i)           Certificate of Batch Release - In the end of 2006, the SFDA implemented a program entitled the Certificate for Batch Release for pharmaceutical products.  This new regulation had a significant impact on the human vaccine sector in the PRC, as it placed heightened restrictions on product quality. As a result of the new regulation, a significant number of our competitors’ products with which we compete failed to meet the heightened requirements set forth by the Certificate for Batch Release. On the contrary, each batch vaccine manufacture by JGAD successfully passed the relevant quality inspection. As a result, our products were highly sought after in the market place resulting in an increase in our sales volume and thus our gross profit; and

ii)           Price of Vaccines - the price of our vaccines increased by approximately 41% from 2006 to 2007. This increase in price lead to an increase in our gross profit.

During the fiscal year ended December 31, 2007, of the $20.01 million total gross profit, approximately $14.97 million was attributable to gross profit generated by sales of Rabies Liquid Vaccine, approximately $4.02 million was attributable to gross profit generated by sales of Rabies Powder Vaccine, and approximately $1.02 million was attributable to gross profit generated by sales of Mumps Vaccine.

During the fiscal year ended December 31, 2006, the total of $5.74 million gross profit was attributable to sales of Rabies Liquid Vaccine.

The following chart illustrates the amount, percentages and changes in our gross profit generated by sales of Rabies Liquid Vaccine, Rabies Powder Vaccine and Mumps Vaccine for the fiscal year ended December 31, 2008, as compared to the fiscal year ended December 31, 2007:

	Year Ended		Year Ended
	December 31, 2007		December 31, 2006
	Gross Profit	% of Gross Profit	Gross Profit	% of Gross Profit
Rabies Liquid Vaccine	$14,972,224	74.81%	$5,743,138	100%
Rabies Powder Vaccine	$4,016,206	20.07%	$-	-%
Mumps Vaccine	$1,023,952	5.12%	$-	-%
Gross Profit	$20,012,382	100%	$5,743,138	100%

Gross Margin

During the fiscal year ended December 31, 2007, we had an overall gross margin of 80.47%, compared to the overall gross margin of 81.53% in the same period last year.

The slight decrease of gross margin for the fiscal year ended December 31, 2007 was attributable to the increase in cost of goods sold due to higher labor and raw material costs.

The following chart illustrates the gross margins of our Rabies Liquid Vaccine, Rabies Powder Vaccine and Mumps Vaccine for the fiscal year ended December 31, 2007, as compared to the fiscal year ended December 31, 2006:

	Year Ended	Year Ended
	December 31, 2007	December 31, 2006
	Gross Margin	Gross Margin
Rabies Liquid Vaccine	80.70%	81.53%
Rabies Powder Vaccine	83.81%	NA
Mumps Vaccine	67.16%	NA

Operating Expenses

During the fiscal year ended December 31, 2007, we incurred operating expenses of $3.56 million, as compared to operating expenses of $1.67 million for the fiscal year ended December 31 2006, representing an increase of $1.89 million, or approximately 113%. The operating expenses are divided into Selling Expenses and General and Administrative Expenses, both of which are discussed below:

Selling Expenses Selling expenses totaled $0.34 million for the fiscal year ended December 31, 2007 as compared to $0.16 million for the fiscal year ended December 31, 2006, an increase of $0.18 million, or 113%. This increase in selling expenses is primarily attributable to two factors:

i)           Air Transportation - The implementation of additional regulations in the pharmaceutical industry in the PRC has not only improved the standards of quality of vaccines within the PRC, but it has also enhanced requirements and standards with each step of the production process, including transportation and storage. In 2007, in order to ensure the effective and efficient delivery of its products JGAD began transporting its vaccine products by airplane instead of the more conventional method of delivery by train. This modification to JGAD’s transportation of its products lead to an increase in selling expenses; and

i)           Cooling Systems - In order to ensure the storage of its products in an environment of 2 to 8 degrees centigrade, in 2007 JGAD updated the air-conditioning systems in the vehicles that JGAD uses to transport its products from its factory to the airport and from the airport to its customers. The modifications to the cooling systems in its delivery vehicles contributed to the increase that JGAD experienced in selling expenses from 2006 to 2007.

General and Administrative Expenses General and administrative expenses totaled $3.21 million for the fiscal year ended December 31, 2007, as compared to $1.50 million for the fiscal year ended December 31, 2006, an increase of $1.71 million, or approximately 114%. The increase in general and administrative expenses was attributable to increased expenditures in the following areas:

i)           Business Travel - In an effort to consolidate and improve its management, as well as its employees’ training, beginning in 2007, JGAD began sending its key staff to take part in tech-exchanges, special skills training, and academic activities both domestically and internationally. Additionally, JGAD has had several foreign experts travel to JGAD for consultation and on-site guidance.

ii)           Office Expenditures - In order to update its training system and motivating system covering all of its employees, beginning 2007, JGAD began spending money to increase its supply of professional study materials, including GMP related brochures, as well as academic magazines and books. Additionally, JGAD made acquisitions to improve the quality of its IT facilities in the sectors of accounting, automatic monitoring and internal linking of computers.

iii)           Expenditures for Business Conference - In 2007, in an effort to promote its business, JGAD hosted two national marketing conferences on human vaccines at its facility in Dalian, China.

Income Tax Expense

Our operations are conducted by our PRC based subsidiary, JGAD. At the current time JGAD is the only entity that generates taxable income and is subject to PRC income taxes. In 2007 we were subject to a preferential rate of 15%.

For the fiscal year ended December 31, 2007 and 2006 taxable income before income tax expense was $16.53 million and $4.12 million, respectively. Income tax expense related to China income for the fiscal year ended December 31, 2008 and 2007 was $2.51 million and $0.38 million, respectively.

Net Income

During the fiscal year ended December 31, 2007, our net income was $14.02 million, compared to the $3.75 million in the same period last year, representing an increase of approximately $10.27 million, or 273.87%. The increase of net income was mainly due to the significant increase in sales revenue.

Liquidity and Capital Resources

The Company anticipates that the existing cash and cash equivalents on hand, together with the net cash flows generated from its business activities will be sufficient to meet the working capital requirements for the on-going projects and to sustain the business operations for the next twelve months.

Total Current Assets & Total Assets

As of June 30, 2008, our unaudited balance sheet reflects that we have: (i) total current assets of $22.08 million, as compared to total current assets of $16.11 million at December 31, 2007, an increase of $5.97 million, or 37.06%; and (ii) total assets of $39.44 million as of June 30, 2008, as compared to total assets of $29.51 million as of December 31, 2007, an increase of $9.93 million, or approximately 33.65%. The increases in total current assets and total assets from December 31, 2007 to June 30, 2008 was primarily attributable to changes in cash and cash equivalents, accounts receivable, deposits and prepayments, and plant and equipment.

Cash and Cash Equivalents As of June 30, 2008, our unaudited balance sheet reflects that we have cash and cash equivalents of $9.30 million, as compared to $6.84 million at December 31, 2007, an increase of $2.46 million, or approximately 35.96%. The increase in cash and cash equivalents from December 31, 2007 to June 30, 2008 was primarily attributable to the fact that sales and profit increased and cash accumulated.

Accounts Receivable As of June 30, 2008, our unaudited balance sheet reflects that we have accounts receivable of $5.18 million, as compared to accounts receivable of $3.66 million, at December 31, 2007, an increase of $1.52 million, approximately 41.53%. The increase in accounts receivable from December 31, 2007 to June 30, 2008 was primarily attributable to increased sales.

Plant and Equipment As of June 30, 2008, our unaudited balance sheet reflects that we have plant and equipment of $12.51 million, as compared to property and equipment of $10.96 million at December 31, 2007, an increase of $1.55 million, or approximately 14.14%. The increase in property and equipment from December 31, 2007 to June 30, 2008 was primarily attributable to acquisition of new equipments.

Total Current Liabilities

As of June 30, 2008, our unaudited balance sheet reflects that we have total current liabilities of $11.83 million, as compared to total current liabilities of $10.04 million at December 31, 2007, an increase of $1.79 million, or approximately 17.83%. The increase in total current liabilities from December 31, 2007 to June 30, 2008 was primarily attributable to changes in Short-Term Bank Loans.

Short Term Bank Loans As of June 30, 2008, our unaudited balance sheet reflects that we have short term bank loans of $7.29 million (RMB 50,000,000), as compared to a short term bank loan of $5.75 million (RMB 42,000,000) as of December 31, 2007. The increase in our short term bank loans were primarily attributable to another new short term bank loan of USD $1.54 million (RMB 8,000,000).

Cash Flow for Six Months Ended June 30, 2008 as Compared to same period in 2007

Operating Activities Net cash of $3.81 million was provided by operating activities during the six months ended June 30, 2008, compared to $2.67 million net cash provided by operating activities during the six months ended June 30, 2007, representing an increase of $1.14 million. The increase in net cash provided by our operating activities was primarily attributable to an increase in our net income.

Investing Activities During the six months ended June, 2008, the net cash used in investing activities was $3.44 million, as compared to $0.43 million net cash used in investing activities for the six months ended June 30, 2007, an increase of $3.01 million, or approximately 700%. The change in net cash used by investing activities was primarily attributable to purchase of land-use right, plant and equipments.

Financing Activities During the six months ended June 30, 2008, the net cash provided by financing activities was $1.60 million, as compared to net cash used provided by financing activities of $0 million for the six months ended June 30, 2007, an increase of $1.60 million. The change in net cash provided by financing activities was primarily attributable to the change in proceed from short term loans and repayment of loan to related companies.

Cash Flow for Year Ended December 31, 2007 as Compared to Year Ended December 31, 2006

Operating Activities Net cash of $13.27 million was provided by operating activities during the fiscal year ended December 31, 2007, compared to net cash provided by operating activities of $2.57 million during the fiscal year ended December 31, 2006, representing an increase of $10.70 million. The increase in net cash provided by our operating activities was primarily attributable to an increase in our net income.

Investing Activities During the fiscal year ended December 31, 2007, the net cash used in investing activities was $1.61 million, as compared to net cash used in investing activities of $1.87 million for the fiscal year ended December 31, 2006, an decrease of $0.26 million, or approximately 13.8%. The change in net cash used by investing activities was primarily attributable to purchase of plant and equipments.

Financing Activities During the fiscal year ended December 31, 2007, the net cash used in financing activities was $5.69 million, as compared to net cash used in financing activities of $1.79 million for the fiscal year ended December 31, 2006, an increase of $3.90 million, or approximately 217.9%. The change in net cash used by financing activities was primarily attributable to the repayment of short-term bank loan, the repayment of the long term loan to related company, and dividends paid.

Off Balance Sheet Arrangements

As of August 6th, 2008 JGAD does not have any off balance sheet arrangements.

PROPERTIES

JGAD’s manufacturing facilities are located in Dalian, China. JGAD owns seven buildings with an aggregate of approximately 22,000 square meters of office, research and development and manufacturing spaces, and cleanrooms. Our facilities in Dalian consist of two separate manufacturing facilities capable of producing bulk products, including cell culture vaccine and manufacturing expressed vaccines, and formulating final products. Our manufacturing facilities are equipped with state-of-art and top-line branded equipment, such as bioreactors, centrifuges, chromatography systems and lyophilizers.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Businesses Acquired.

(i) unaudited interim condensed consolidated financial statements for the three months ended March 31, 2008 for JINA Immunity Investment Company Limited and Subsidiary; and
(ii) unaudited interim condensed consolidated financial statements for the six months ended June 30, 2008 for Lawford Asia Limited and Subsidiaries.

(b)	Pro Forma Financial Information.

Unaudited pro forma consolidated financial statements for the Company as of June 30, 2008 and for the six months ended June 30, 2008, appear elsewhere herein.

(c)    Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1*	Share Exchange Agreement dated August 6, 2008 by and between China Bio-Immunity Corporation, Lawford Asia Limited, and the shareholders of Lawford Asia Limited.

3.1(i)*
Original Articles of Incorporation filed with the State of Utah on July 16, 1981, incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(ii)*
Amendment to Articles of Incorporation filed with the State of Utah on August 19, 1982, changing the Company's capitalization, incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(iii)*
Second Amendment to Articles of Incorporation filed with the State of Utah on September 16, 1983, changing the Company's name to Thrust Ventures, Inc., incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(iv)*
Third Amendment to the Articles of Incorporation and attaching, as an exhibit, Articles of Merger by and between Thrust Ventures, Inc., and Bio-Thrust, Inc., its subsidiary, filed with the State of Utah on March 27, 1987, changing the Company's name to Bio-Thrust, Inc., incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(v)*
Articles of Incorporation of newly formed Bio-Thrust, Inc., incorporated in Utah on April 2, 2004, incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(vi)*
Articles of Incorporation of the Company's wholly-owned Nevada subsidiary filed with the State of Nevada on February 17, 2005 (by operation of law, these Articles comprise the Company's current Articles of Incorporation as a result of the merger transaction), incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(vii)*
Articles of Merger filed with and accepted and stamped by both the States of Nevada and Utah (including the Agreement and Plan of Merger attached as Exhibit "A" thereto) by which the merger between the parent Utah corporation and its wholly-owned Nevada subsidiary became effective under both Nevada and Utah law on April 22, 2005, incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

3.1(viii)*
Articles of Merger with Agreement and Plan of Merger by and between Easy Golf Corporation and China Bio-Immunity Corporation, incorporated by reference from exhibit to Form 8-K filed with the Securities and Exchange Commission on February 14, 2008.

3.2*	By-laws of Easy Golf Corporation, incorporated by reference from exhibit to Form 10-SB filed with the Securities and Exchange Commission on January 27, 2006.

10.2*	Standard Distribution Agreement.

10.3*	Standard Confidentiality Agreement.

10.4*	Employment Agreement, dated August 6, 2008, by and between China Bio-Immunity Corporation and Quanfeng Wang.

10.5*	Employment Agreement, dated August 6, 2008, by and between China Bio-Immunity Corporation and Aiting Hou.

10.6*	Employment Agreement, dated August 6, 2008, by and between China Bio-Immunity Corporation and Lixin Zhou.

10.7*	Employment Agreement, dated August 6, 2008, by and between China Bio-Immunity Corporation and Chipin Tuan.

10.8*	Labor Contract, dated January 1, 2008, by and between Dalian Jingang-Andi Bio-Products Co., Ltd. and Quanfeng Wang.

10.9*	Labor Contract, dated January 1, 2008, by and between Dalian Jingang-Andi Bio-Products Co., Ltd. and Zhaoen Kong.

10.10*	Labor Contract, dated January 1, 2008, by and between Dalian Jingang-Andi Bio-Products Co., Ltd. and Chipin Tuan.

10.11*	Director Agreement, dated August 6, 2008, by and between China Bio-Immunity Corporation and Zhaoen Kong.

23.1*	Consent of Independent Registered Public Accounting Firm.
___________________________
* Previously filed as an exhibit to Form 8-K filed on August 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

China Bio-Immunity Corporation

Date: December 24, 2008	By:	/s/ Quanfeng Wang
Name: Quanfeng Wang
Title: Chief Executive Officer

JINA Immunity Investment Company Limited and Subsidiary

Condensed Financial Statements

For The Three Months Ended March 31, 2008 (Consolidated) and 2007

(Unaudited)

JINA Immunity Investment Company Limited and Subsidiary

Contents	Page

CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2008 (UNAUDITED)	F-1 - F-2

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLDATED) AND 2007 (UNAUDITED)	F-3

CONDENSED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLDATED) AND 2007 (UNAUDITED)	F-4

NOTES TO CONDENSED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLDATED) AND 2007 (UNAUDITED)	F-5 - F-16

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS

March 31, 2008
(Unaudited)
CURRENT ASSETS

Cash and cash equivalents	$8,069,866
Accounts receivable	6,001,050
Inventories	4,554,875
Other receivables	217,673
Deposits and prepayments	1,138,537
Due from a related company	586,039
Total Current Assets	20,568,040

LONG-TERM ASSETS
Plant and equipment, net	12,263,368
Land use rights, net	1,387,176
Technology, net	1,129,035
Total Long-Term Assets	14,779,579

TOTAL ASSETS	$35,347,619

See accompanying notes to the condensed financial statements

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEET

LIABILITIES AND SHAREHOLDER’S EQUITY

March 31, 2008
(Unaudited)
CURRENT LIABILITIES

Accounts payable	$100,026
Other payables and accrued expenses	1,998,444
Customer deposit	156,176
Income taxes payable	786,508
Short-term bank loans	7,835,874
Deferred revenue	39,360
Due to a shareholder	600,000
Deferred taxes	938,311
Total Current Liabilities	12,454,699

LONG-TERM LIABILITIES
Deferred taxes	138,634
Total Long-Term Liabilities	138,634

TOTAL LIABILITIES	12,593,333

SHAREHOLDER'S EQUITY

Common Stock, HK$1.00 par value; 10,000 shares authorized; 1 share issued and outstanding at March 31, 2008	1
Additional paid-in capital	6,450,763
Retained earnings (the restricted portion was $1,995,121 as of March 31, 2008)	13,535,100
Accumulated other comprehensive income	2,768,422
Total Shareholders' Equity	22,754,286

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$35,347,619

See accompanying notes to the condensed financial statements

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended March 31,
	2008	2007
	(Consolidated)

REVENUES	$6,296,874	$1,036,551
COST OF GOODS SOLD	2,275,917	172,287
GROSS PROFIT	4,020,957	864,264
Selling and distribution	69,182	60,797
General and administrative	965,024	393,494
Total operating expenses	1,034,206	454,291
INCOME FROM OPERATIONS	2,986,751	409,973
OTHER INCOME (EXPENSE), NET
Interest expense, net	(149,079)	(96,470)
Other income (expense), net	216,563	(127)
Investment income	46,396	-
Government grant	101,680	-
Total other income (expense), net	215,560	(96,597)
INCOME BEFORE INCOME TAXES	3,202,311	313,376
INCOME TAX EXPENSE	1,210,115	106,969
NET INCOME	1,992,196	206,407
OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	951,381	116,511
OTHER COMPREHENSIVE INCOME	951,381	116,511
COMPREHENSIVE INCOME	$2,943,577	$322,918

See accompanying notes to the condensed financial statements

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
CONDENSED STATEMENTS OF CASH FLOW
(UNAUDITED)

	Three Months Ended March 31,
	2008	2007
	(Consolidated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,992,196	$206,407
Adjustments to reconcile net income to
net cash provided by (used in) operating activities:
Depreciation and amortization	287,625	221,024
Deferred taxes	395,483	106,969
Changes in operating assets and liabilities
(Increase) Decrease In:
Accounts receivable	(2,144,210)	282,867
Inventories	602,823	(1,219,366)
Other receivables	(4,238)	(41,726)
Prepayments	(482,965)	50,886
Increase (Decrease) In:
Accounts payable	12,021	286,961
Other payables and accrued expenses	(257,425)	(106,971)
Customer deposits	(37,226)	(34,707)
Deferred revenue	(59,201)	62,162
Taxes payable	272,635	(4,047)
Net cash provided by (used in) operating activities	577,518	(189,541)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of plant and equipment	(985,691)	(134,827)
Advance to a related company	(366,039)	-
Net cash used in investing activities	(1,351,730)	(134,827)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from short-term loan	1,114,532	-
Advance from a shareholder	600,000	-
Advances from related companies	-	1,274,156
Repayments to related companies	(6,756)	-
Net cash provided by financing activities	1,707,776	1,274,156

NET INCREASE IN CASH AND CASH EQUIVALENTS	933,564	949,788
Effect of exchange rate changes on cash and cash equivalents	298,510	8,899
Cash and cash equivalents, beginning of period	6,837,792	620,936
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,069,866	$1,579,623
SUPPLEMENTARY CASH FLOW INFORMATION
Interest paid	$124,911	$98,898
Income tax paid	$554,267	$4,060

See accompanying notes to the condensed financial statements

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 1 - PRINCIPAL ACTIVITIES AND ORGANIZATION

JINA Immunity Investment Company Limited (the “Company” or “JINA”) was incorporated on October 15, 2007 under the laws of Hong Kong for the purpose of owning 100% of the capital stock of Dalian Jingang-Andi Bio-Products Company Limited (“JGAD”), a corporation incorporated on March 26, 2002 under the laws of the People’s Republic of China (“PRC”). Following the approval by the relevant governmental authorities in the PRC, JINA acquired a 100% ownership interest in JGAD in January 2008. As a result of the transaction, JGAD became a wholly-owned subsidiary of the Company. JGAD, being the sole operating entity, engages in the development, manufacturing, and distribution of vaccine products in China.

NOTE 2 - BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements for the three months ended March 31, 2008 include the accounts of JINA Immunity Investment Company Limited and the following subsidiary:

(i)	JGAD (100% subsidiary of the Company).

 Intercompany accounts and transactions have been eliminated in consolidation.

The condensed financial statements for the three months ended March 31, 2007 represents the accounts of the operating entity, JGAD, only.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results when ultimately realized could differ from those estimates.

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenues represent the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenues are recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists,

•	Delivery has occurred,

•	The seller’s price to the buyer is fixed or determinable, and

•	Collectibility is reasonably assured.

Research and Development

Research and development costs are expensed as incurred. For the three months ended March 31, 2007 engineers and technical staff were involved in the production of products as well as on-going research. The Company did not segregate the portion of the salaries relating to research and development from the portion relating to production. The total salaries were included in cost of goods sold. From January 1, 2008 onwards, engineers and technical staff are significantly involved in on-going research. The Company segregated the portion of the salaries relating to research and development from the portion relating to production, the related salaries were recorded in research and development in general and administrative expenses. Research and development expenses, included in the general and administrative expenses, for the three months ended March 31, 2008 and 2007 were $180,549 and $21,308, respectively.

Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities in the PRC are charged to expense as incurred. The retirement benefits expense for the three months ended March 31, 2008 and 2007 was $95,947and $31,531, respectively and are included in general and administrative expenses.

Deferred Revenue

Deferred revenue is recognized when grants are received or collectible from the government of PRC to the Company for assisting its technical research and development.  The amount is recognized as revenue when the Company incurred the relevant research and development expenses.

The deferred revenue at March 31, 2008 was $39,360.

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). Capital accounts of the financial statements are translated into United States dollars (USD) from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the period.

	March 31,
	2008	2007
Periods ended RMB: US$ exchange rate	7.0190	7.6164
Average RMB: US$ exchange rate for the three months ended	7.1779	7.6669

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Income Taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company adopted Financial Accounting Standards Board Interpretation (“FIN”) No. 48 January 1, 2007. See also Note 10.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, other receivables, deposits and prepayments, due from a related company, accounts payable, other payables and accrued expenses, customer deposit, income taxes payable, due to a shareholder, short-term bank loans, and deferred revenue. Management has estimated that the carrying amount approximates their fair value due to their short-term nature or long-term debt interest rates approximate the current market rates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Inventories

Inventories consisting of raw materials, packing materials, special materials, work-in-progress and finished goods are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead. See also Note 4.

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Land Use Rights

According to the law of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 50 years. See also Note 5.

Technology

Technology represents the Vero technology used in the production of Rabies vaccines for the cultivation of Rabies virus using Vero cells. The value of the technology is amortized over its estimated useful life of 10 years. See also Note 6.

Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	50 years
Machinery and equipment	10 years
Motor vehicles	5 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

Impairment of Long-Term Assets

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards (“SFAS”) No. 144. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations.  The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. There were no impairments for the three months ended March 31, 2008 and 2007.

Restricted Retained Earnings

In the first three months of 2008 and 2007, the Company transferred 10% of its PRC profit after taxation to the restricted retained earnings in the amount of $218,757 and $20,641 respectively. Subject to certain restrictions set out in the PRC Companies Law, the restricted retained earnings may be distributed to shareholders in the form of share bonus issues and/or cash dividends.

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income

Comprehensive income was defined to include all changes in equity except those resulting from investments by shareholders and distributions to shareholders. Among other disclosures, all items that were required to be recognized under current accounting standards as components of comprehensive income were required to be reported in a financial statement that was presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain.

Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange.

The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Segments

The Company operates in one business segment, the development, production and distribution of vaccines in the PRC.

New Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (R), Business Combination,. SFAS No. 141 (R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. SFAS 141 (R) will significantly affect the accounting for future business combinations and we will determine the accounting as new combinations occur.

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements (Continued)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. This Statement establishes accounting and reporting standards that require the ownership interests in subsidiaries’ non-parent owners be clearly presented in the equity section of the balance sheet; requires the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently; requires that when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value and the gain or loss on the deconsolidation of the subsidiary be measured using the fair value of any noncontrolling equity; requires that entities provide disclosures that clearly identify the interests of the parent and the interests of the noncontrolling owners. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2008. The Company has not determined the impact, if any, SFAS No. 160 will have on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"), which amends SFAS No.133 and expands disclosures to include information about the fair value of derivatives, related credit risks and a company's strategies and objectives for using derivatives. SFAS No. 161 is effective for fiscal periods beginning on or after November 15, 2008. The Company is currently in the process of assessing the impact that SFAS No. 161 will have on the disclosures in its consolidated financial statements.

NOTE 4 – INVENTORIES

Inventories are summarized as follows:

March 31,
2008
(Unaudited)
Finished goods	$567,337
Work in progress	3,484,120
Raw materials	346,196
Packing materials	157,222
Inventories	$4,554,875

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 5 – LAND USE RIGHTS

Land use rights consist of the following:
March 31,
2008
(Unaudited)
Cost of land use right	$1,483,026
Less: Accumulated amortization	95,850
Land use right, net	$1,387,176

As of March 31, 2008, the net book value of land use rights, amounting to $1,387,176, was pledged as collateral for bank loans. See also Note 8.

Amortization expense for the three months ended March 31, 2008 and 2007 was $7,251 and $6,709, respectively.

Amortization expense for the next five years and thereafter is as follows:
2008	$21,753
2009	29,004
2010	29,004
2011	29,004
2012	29,004
Thereafter	1,249,407
Total	$1,387,176

NOTE 6 – TECHNOLOGY

Technology consists of the following:

March 31,
2008
(Unaudited)
Vero technology	$2,137,056
Less: Accumulated amortization	1,008,021
Vero technology, net	$1,129,035

The technology was contributed by the Company’s previous shareholder, Shenyang Andi Bio-Products Company Limited on March 21, 2002 in exchange for 30% interest of the Company. The Vero Technology was recorded at fair value as determined by an independent appraiser.

Amortization expense for the three months ended March 31, 2008 and 2007 was $67,411 and $62,371, respectively.

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 6 – TECHNOLOGY (CONTIDUED)

Amortization expense for the next five years and thereafter is as follows:

2008	$202,233
2009	269,644
2010	269,644
2011	269,644
2012	117,870
Total	$1,129,035

NOTE 7 – PLANT AND EQUIPMENT

Plant and equipment consist of the following:
March 31,
2008
(Unaudited)
At cost:
Buildings	$2,149,401
Machinery and equipment	10,516,645
Motor vehicles	1,258,264
Office equipment	126,421
14,050,731
Less : Accumulated depreciation
Buildings	156,098
Machinery and equipment	1,348,625
Motor vehicles	230,252
Office equipment	52,388
1,787,363
Plant and equipment, net	$12,263,368

As of March 31, 2008, the net book value of plant and equipment, amounting to $11,161,323, was pledged as collateral for bank loans. See also Note 8.

Depreciation expense for the three months ended March 31, 2008 and 2007 was $212,963 and $151,944, respectively.

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 8 – SHORT-TERM LOANS

Two short-term loans were obtained from Wanli Credit Corporation Union of Dalian Development Zone (“the Union”) amounting to $5,983,758 (RMB42,000,000) and $1,114,532 (RMB8,000,000) in September 2007 and January 2008, respectively. The loans were secured by the Company’s machinery and equipment, buildings and land use right and had an interest rate released by the People’s Bank of China from time to time (6.56% at March 31, 2008). Both loans had the same maturity date of September 27, 2008. On September 27, 2008, the Company repaid and obtained a new loan from the Union amounting to $7,333,206 (RMB50,000,000).  The new loan is secured by the Company’s plant and equipment and land use right and bears an interest rate released by the People’s Bank of China from time to time (6.723% as of September, 2008).  The loan matures on September 26, 2009.  Interest expense was $113,485 and $0 for the three months ended March 31, 2008 and 2007, respectively.

Short-term loans also include a loan obtained from Jingang Group, a previous shareholder of JGAD, bearing a variable interest rate released by the People’s Bank of China (6.56% at March 31, 2008). The loan is unsecured and has a fixed repayment date on December 31, 2008. On December 31, 2007, the loan was classified as amount due to related companies. Since the Jingang Group is no longer a related party, the loan is classified as a short-term loan. As of March 31, 2008, the loan balance was $712,352 (RMB5,000,000).  Interest expense was $11,426 and $98,898 for the three months ended March 31, 2008 and 2007, respectively.

NOTE 9 – RELATED PARTIES TRANSACTIONS

(I) Due from a Related Company
March 31,
2008
(Unaudited)
Current:
Earn System Investment Limited	$586,039
$586,039

As of March 30, 2008, the Company advanced $586,039 to Earn System Investment Limited, for which the Company’s director is also a director of Earn System Investment Limited.  The amount was unsecured, interest-free, and repayable on demand.

(II) Due to a shareholder
March 31,
2008
(Unaudited)
Current:
Tuan Chi Pin	$600,000
$600,000

As of March 30, 2008, the shareholder of JINA, advanced $600,000 to the Company.  The amount is unsecured, interest-free, and repayable on demand.

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 10 –TAXES

(a) Enterprise Income Tax (“EIT”)

Prior to January 1, 2008, the statutory EIT rate applicable to the Company was 33%.

Commencing from the January 1, 2007 the Company enjoys a preferential tax rate of 15% in EIT as the Company is considered as a high technology company by the Chinese government. After the launch of new EIT law on January 1, 2008, all companies are required to reapply the high technology company certificate in order to enjoy the preferential tax rate of 15%.  As of March 31, 2008, the Company is applying the high technology company certificate. Before the approval from the government, the Company is subject to EIT rate at 25%.

The Company’s income taxes differs from the expected tax expense for the three months ended March 31, 2008 and 2007 (Computed by applying the EIT rate of 25% and 33%, respectively to income before taxes) as follows:

	2008	2007
	(Unaudited)	(Unaudited)
Computed “expected” expense	$800,578	$103,414
Effect of tax rate change on deferred taxes	448,339	-
Non-deductible tax loss	(79,565)
Effect of preferential tax rate	-	(56,408)
Others	40,763	59,963
Income tax expense	$1,210,115	$106,969

The provisions for income taxes for the three months ended March 31, 2008 and 2007 are summarized as follows:

	2008	2007
	(Unaudited)	(Unaudited)
Current	$814,631	$-
Deferred	395,484	106,969
Total	$1,210,115	$106,969

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 10 –TAXES (CONTINUED)

(a) Enterprise Income Tax (“EIT”) (Continued)

The tax effects of temporary differences that give rise to the Company’s net deferred tax liabilities as of March 31, 2008 is as follows:

March 31,
2008
(Unaudited)
Deferred tax liabilities
Current:
Investment income	$108,406
Accrued welfare	5,676
Expenses	73,949
Cost of goods sold	750,280
938,311
Long-term:
Depreciation	138,634
Total deferred tax liabilities	$1,076,945

The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109,” (“FIN 48”), on January 1, 2007. The Company did not have any material unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing FIN 48.

(b) Tax Holiday Effect

In 2007, the Company is subject to a preferential rate of 15%.

The new tax regulations take effect on January 1, 2008, one of which indicates that the unified EIT rate of 25% applies to all enterprises including the Company. Under the new tax law the Company’s qualification of enjoying the favorable EIT rate of 15% specifically for high-tech industry will be reassessed at the end of the year. Before the Company obtains the certificate of high-tech company, the applicable EIT rate is 25%.

For the three months ended March 31, 2008 and 2007 taxable income before income tax expense was $3,202,311 and $313,376, respectively. Income tax expense related to China income for the three months ended March 31, 2008 and 2007 was $1,210,115 and $106,969, respectively.

The effects of the income tax expense exemptions and reductions available to the Company for the three months ended March 31, 2008 and 2007 are as follows:

	2008	2007
	(Unaudited)	(Unaudited)
Tax holiday effect	$-	$56,408

JINA IMMUNITY INVESTMENT COMPANY LIMITED AND SUBSIDIARY
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 (CONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 10 – TAXES (CONTINUED)

(c) Value Added Tax (“VAT”)

Enterprises or individuals who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value added tax in accordance with the PRC laws. The value added tax standard rate for vaccine products is 6% of the gross sales price. The Company is exempted from the VAT as it is deemed as Welfare Organization under tax law in the PRC in 2008 and 2007.

NOTE 11 – SUBSEQUENT EVENTS

On April 14, 2008, a Share Exchange Agreement was consummated by and among Lawford Asia Limited (“Lawford”), a corporation incorporated in the British Virgin Islands, JINA and the shareholder of JINA. Pursuant to the agreement, Lawford issued 99 shares of common stock to the shareholder of JINA representing 1.32% of the total issued and outstanding common stock of Lawford in exchange for the 100% of the issued and outstanding capital stock of JINA. As a result of transaction, JINA and its subsidiary, namely, JGAD became the wholly owned subsidiaries of Lawford.

On August 6, 2008, Lawford and its shareholders entered into the Share Exchange Agreement with China Bio-Immunity Corporation (“CHHB”), a corporation incorporated in the state of Nevada. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common shares in the capital of Lawford occurred on August 6, 2008. In accordance with the closing of the share exchange agreement, CHHB issued 13,246,697 shares of its common stock to the former shareholders of Lawford in exchange for the acquisition, by CHHB, of all of the 7,500 issued and outstanding shares of Lawford on the basis of 1,766.26 common shares of CHHB for every one common share of Lawford. The Share Exchange resulted in Lawford, and it’s wholly-owned subsidiaries, JINA and JGAD becoming wholly owned subsidiaries of CHHB.

Lawford Asia Limited and Subsidiaries

Condensed Financial Statements

For The Six Months Ended June 30, 2008 (Consolidated) and 2007

(Unaudited)

Lawford Asia Limited and Subsidiaries

Contents	Page

CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2008 (UNAUDITED)	F-17 - F-18

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 (CONSOLDATED) AND 2007 (UNAUDITED)	F-19

CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2008 (CONSOLDATED) AND 2007 (UNAUDITED)	F-20

NOTES TO CONDENSED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2008 (CONSOLDATED) AND 2007 (UNAUDITED)	F-21 - F-32

LAWFORD ASIA LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS

June 30, 2008
(Unaudited)
CURRENT ASSETS

Cash and cash equivalents	$9,303,239
Accounts receivable	5,175,240
Inventories	4,801,376
Other receivables	221,995
Deposits and prepayments	2,222,612
Due from a related company	355,643
Total Current Assets	22,080,105

LONG-TERM ASSETS
Plant and equipment, net	12,511,026
Land use rights, net	3,742,985
Technology, net	1,108,784
Deferred taxes	1,947
Total Long-Term Assets	17,364,742

TOTAL ASSETS	$39,444,847

See accompanying notes to the condensed financial statements

LAWFORD ASIA LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

LIABILITIES AND SHAREHOLDERS' EQUITY

June 30, 2008
(Unaudited)
CURRENT LIABILITIES

Accounts payable	$84,573
Other payables and accrued expenses	2,752,738
Customer deposits	77,767
Income taxes payable	516,880
Short-term bank loans	8,016,324
Deferred revenue	110,987
Deferred taxes	272,921
Total Current Liabilities	11,832,190

LONG-TERM LIABILITIES
Deferred taxes	141,826
Total Long-Term Liabilities	141,826

TOTAL LIABILITIES	11,974,016

SHAREHOLDERS’ EQUITY

Common Stock, $1.00 par value; 50,000 shares authorized; 7,500 shares issued and outstanding at June 30, 2008	7,500
Additional paid-in capital	6,443,264
Retained earnings (the restricted portion was $2,398,267 as of June 30, 2008)	17,571,943
Accumulated other comprehensive income	3,448,124
Total Shareholders' Equity	27,470,831

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$39,444,847

See accompanying notes to the condensed financial statements

LAWFORD ASIA LIMITED AND SUBSIDIARIES
CONDENSED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Consolidated)		(Consolidated)

REVENUES	$6,913,082	$4,577,968	$13,204,089	$5,598,939

COST OF GOODS SOLD	2,194,223	1,085,462	4,472,503	1,253,551

GROSS PROFIT	4,718,859	3,492,506	8,731,586	4,345,388

Selling expenses	83,636	97,346	152,640	158,079

General and administrative expenses	858,981	421,489	1,823,597	815,706

Total operating expenses	942,617	518,835	1,976,237	973,785

INCOME FROM OPERATIONS	3,776,242	2,973,671	6,755,349	3,371,603

OTHER INCOME (EXPENSE) , NET

Interest expense, net	(119,019)	(99,476)	(268,022)	(196,114)

Other income, net	241,189	101,590	457,500	101,070

Investment income	35,876	-	82,451	-

Government grant	6,429	-	109,563	-

Total other income (expense), net	164,475	2,114	381,492	(95,044)

INCOME BEFORE INCOME TAXES	3,940,717	2,975,785	7,136,841	3,276,559

INCOME TAXES	122,551	(385,693)	(1,107,802)	(491,484)

NET INCOME	4,063,268	2,590,092	6,029,039	2,785,075

OTHER COMPREHENSIVE INCOME

Foreign currency translation gain	687,259	670,057	1,631,083	790,384

OTHER COMPREHENSIVE INCOME	687,259	670,057	1,631,083	790,384

COMPREHENSIVE INCOME	$4,750,527	$3,260,149	$7,660,122	$3,575,459

See accompanying notes to the condensed financial statements

LAWDORD ASIA LIMITED AND SUBSIDIARIES
CONDENSED STATEMENTS OF CASH FLOW
(UNAUDITED)

	Six Months ended June 30,
	2008	2007
	(Consolidated)
Cash Flows from Operating Activities
Net income	$6,029,039	$2,785,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	615,064	450,058
Gain on disposal of equipments	-	(9,229)
Deferred taxes	(267,052)	205,862
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(1,241,390)	1,207,174
Inventories	474,586	(2,803,044)
Other receivables	(7,887)	4,667
Deposits and prepayments	(1,516,877)	19,787
Increase (decrease) in:
Accounts payable	(5,028)	(12,471)
Others payable and accrued expenses	(156,276)	497,212
Customer deposits	(117,372)	208,417
Deferred revenue	8,526	59,947
Income taxes payable	(2,439)	52,685
Net cash provided by operating activities	3,812,894	2,666,140
Cash Flows from Investing Activities
Purchase of land use right	(2,267,545)	-
Construction in progress	-	(23,218)
Advances to related companies	(6,859)	(14,938)
Purchases of equipment	(1,162,795)	(405,196)
Proceeds from disposal of equipment	-	11,681
Net cash used in investing activities	(3,437,199)	(431,671)

Cash Flows from Financing Activities
Dividend paid	-	(1,297,842)
Proceeds from a short-term bank loan	1,131,510	-
Repayment from a related company	-	648,921
Advances from related companies	464,357	648,921
Net cash provided by financing activities	1,595,867	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,971,562	2,234,469
Effect of exchange rate changes on cash and cash equivalents	493,885	41,699
Cash and cash equivalents, beginning of period	6,837,792	620,936
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$9,303,239	$2,897,104
SUPPLEMENTARY CASH FLOW INFORMATION
Interest paid	$256,050	$202,205
Income tax paid	$1,419,289	$245,709

See accompanying notes to the condensed financial statements

LAWDORD ASIA LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNCONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 1 - PRINCIPAL ACTIVITIES AND ORGANIZATION

Lawford Asia Limited (the “Company”) was incorporated on January 15, 2008 under the laws of the British Virgin Islands as a holding company, for the purposes of owning 100% of the capital stock of  JINA Immunity Investment Company Limited (“JINA”). JINA was incorporated on October 15, 2007 under the laws of Hong Kong for the purpose of owning 100% of the capital stock of Dalian Jingang-Andi Bio-Products Company Limited (“JGAD”), a corporation incorporated on March 26, 2002 under the laws of the People’s Republic of China (“PRC”). Following the approval by the relevant governmental authorities in the PRC, JINA acquired a 100% ownership interest in JGAD. As a result of the transaction, JGAD became a wholly-owned subsidiary of JINA, which in turn is a wholly-owned subsidiary of Lawford. JGAD, being the sole operating entity, engages in the development, manufacturing, and distribution of vaccine products in China.

NOTE 2 - BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements for the six months ended June 30, 2008 include the accounts of Lawford Asia Limited and the following subsidiaries:

(i)	JINA (an inactive holding company,100% subsidiary of the Company)
(ii)	JGAD (100% subsidiary of JINA).

Intercompany accounts and transactions have been eliminated in consolidation.

The condensed financial statements for the six months ended June 30, 2007 represents the accounts of the operating entity, JGAD, only.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results when ultimately realized could differ from those estimates.

LAWDORD ASIA LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNCONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenues represent the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenues are recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists,

•	Delivery has occurred,

•	The seller’s price to the buyer is fixed or determinable, and

•	Collectibility is reasonably assured.

Research and Development

Research and development costs are expensed as incurred. For the six months ended June 30, 2007 engineers and technical staff were involved in the production of products as well as on-going research. The Company did not segregate the portion of the salaries relating to research and development from the portion relating to production. The total salaries were included in cost of goods sold. From January 1, 2008 onwards, engineers and technical staff are significantly involved in on-going research. The Company segregated the portion of the salaries relating to research and development from the portion relating to production, the related salaries were recorded in research and development in general and administrative expenses. Research and development expenses, included in the general and administrative expenses, for the six months ended June 30, 2008 and 2007 were $403,607 and $61,304, respectively.

Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities in the PRC are charged to expense as incurred. The retirement benefits expense for the six months ended June 30, 2008 and 2007 was $195,668 and $74,602, respectively and are included in general and administrative expenses.

Deferred Revenue

Deferred revenue is recognized when grants are received or collectible from the government of PRC to the Company for assisting its technical research and development.  The amount is recognized as revenue when the Company incurred the relevant research and development expenses.

The deferred revenue at June 30, 2008 was $110,987.

LAWDORD ASIA LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNCONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). Capital accounts of the financial statements are translated into United States dollars (USD) from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the period.

	June 30,
	2008	2007
Periods ended RMB: US$ exchange rate	6.8610	7.6164
Average RMB: US$ exchange rate for the three months ended	6.9661	7.6669
Average RMB: US$ exchange rate for the six months ended	7.0702	7.7051

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Income Taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company adopted Financial Accounting Standards Board Interpretation (“FIN”) No. 48 January 1, 2007. See also Note 10.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, other receivables, deposits and prepayments, due from a related company, accounts payable, other payables and accrued expenses, customer deposit, due to related companies, income taxes payable, short-term bank loans, and deferred revenue. Management has estimated that the carrying amount approximates their fair value due to their short-term nature or long-term debt interest rates approximate the current market rates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Inventories

Inventories consisting of raw materials, packing materials, special materials, work-in-progress and finished goods are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead. See also Note 4.

LAWDORD ASIA LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNCONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Land Use Rights

According to the law of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 50 years. See also Note 5.

Technology

Technology represents the Vero technology used in the production of Rabies vaccines for the cultivation of Rabies virus using Vero cells. The value of the technology is amortized over its estimated useful life of 10 years. See also Note 6.

Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	50 years
Machinery and equipment	10 years
Motor vehicles	5 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

Impairment of Long-Term Assets

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards (“SFAS”) No. 144. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations.  The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. There were no impairments for the six months ended June 30, 2008 and 2007.

Restricted Retained Earnings

In the first six months of 2008 and 2007, the Company transferred 10% of its PRC profit after taxation to the restricted retained earnings in the amount of $621,903 and $278,508 respectively. Subject to certain restrictions set out in the PRC Companies Law, the restricted retained earnings may be distributed to shareholders in the form of share bonus issues and/or cash dividends.

LAWDORD ASIA LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNCONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income

Comprehensive income was defined to include all changes in equity except those resulting from investments by shareholders and distributions to shareholders. Among other disclosures, all items that were required to be recognized under current accounting standards as components of comprehensive income were required to be reported in a financial statement that was presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain.

Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange.

The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Segments

The Company operates in one business segment, the development, production and distribution of vaccines in the PRC.

New Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (R), Business Combination,. SFAS No. 141 (R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. SFAS 141 (R) will significantly affect the accounting for future business combinations and we will determine the accounting as new combinations occur.

LAWDORD ASIA LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNCONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements (Continued)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. This Statement establishes accounting and reporting standards that require the ownership interests in subsidiaries’ non-parent owners be clearly presented in the equity section of the balance sheet; requires the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently; requires that when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value and the gain or loss on the deconsolidation of the subsidiary be measured using the fair value of any noncontrolling equity; requires that entities provide disclosures that clearly identify the interests of the parent and the interests of the noncontrolling owners. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2008. The Company has not determined the impact, if any, SFAS No. 160 will have on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"), which amends SFAS No.133 and expands disclosures to include information about the fair value of derivatives, related credit risks and a company's strategies and objectives for using derivatives. SFAS No. 161 is effective for fiscal periods beginning on or after November 15, 2008. The Company is currently in the process of assessing the impact that SFAS No. 161 will have on the disclosures in its consolidated financial statements.

NOTE 4 – INVENTORIES

Inventories are summarized as follows:
June 30,
2008
(Unaudited)
Finished goods	$706,223
Work in progress	2,811,116
Raw materials	1,062,373
Packing materials	221,664
Inventories	$4,801,376

LAWDORD ASIA LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNCONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 5 – LAND USE RIGHTS, NET

Land use rights consist of the following:
June 30,
2008
(Unaudited)
Cost of land use rights	$3,853,865
Less: Accumulated amortization	110,880
Land use rights, net	$3,742,985

As of June 30, 2008, the net book value of land use rights, amounting to $1,413,857, was pledged as collateral for bank loans. See also Note 8.

Amortization expense for the six months ended June 30, 2008 and 2007 was $22,281 and $13,510, respectively.

Amortization expense for the next five years and thereafter is as follows:
2008	$22,281
2009	44,562
2010	44,562
2011	44,562
2012	44,562
Thereafter	3,542,456
Total	$3,742,985

NOTE 6 – TECHNOLOGY, NET

Technology consists of the following:
June 30,
2008
(Unaudited)
Vero technology	$2,186,270
Less: Accumulated amortization	1,077,486
Vero technology, net	$1,108,784

The technology was contributed by the Company’s previous shareholder, Shenyang Andi Bio-Products Company Limited on March 21, 2002 in exchange for 30% interest of the Company. The Vero Technology was recorded at fair value as determined by an independent appraiser.

Amortization expense for the six months ended June 30, 2008 and 2007 was $136,876 and $125,598, respectively.

LAWDORD ASIA LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNCONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 6 – TECHNOLOGY, NET (CONTINUED)

Amortization expense for the next five years and thereafter is as follows:

2008	$136,876
2009	273,752
2010	273,752
2011	273,752
2012	150,652
Total	$1,108,784

NOTE 7 – PLANT AND EQUIPMENT

Plant and equipment consist of the following:

June 30,
2008
(Unaudited)
At cost:
Buildings	$2,226,592
Machinery and equipment	10,893,982
Motor vehicles	1,287,240
Office equipment	133,519
14,541,333
Less : Accumulated depreciation
Buildings	172,421
Machinery and equipment	1,509,186
Motor vehicles	290,477
Office equipment	58,223
2,030,307
Plant and equipment, net	$12,511,026

As of June 30, 2008, the net book value of plant and equipment, amounting to $11,514,961, was pledged as collateral for bank loans. See also Note 8.

Depreciation expense for the six months ended June 30, 2008 and 2007 was $455,907 and $310,950, respectively.

LAWDORD ASIA LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNCONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 8 – SHORT-TERM LOANS

Two short-term loans were obtained from Wanli Credit Corporation Union of Dalian Development Zone (“the Union”) amounting to $6,121,557 (RMB42,000,000) and $1,166,011 (RMB8,000,000) in September 2007 and January 2008.  The loans were secured by the Company’s machinery and equipment, buildings and land use right and had an interest rate released by the People’s Bank of China from time to time (6.56% at June 30, 2008).  Both loans had the same maturity date of September 27, 2008.  On September 27, 2008, the Company repaid and obtained a new loan from the Union amounting to $7,333,206 (RMB50,000,000).  The new loan is secured by the Company’s plant and equipment and land use right and bears an interest rate released by the People’s Bank of China from time to time (6.723% as of September, 2008).  The loan matures on September 26, 2009.  Interest expense was $236,776 and $0 for the six months ended June 30, 2008 and 2007, respectively.

Short-term loans also include a loan obtained from Jingang Group, a previous shareholder, bearing a variable interest rate released by the People’s Bank of China (6.56% at June 30, 2008).  The loan is unsecured and has a fixed repayment date on December 31, 2008.  On December 31, 2007, the loan was classified as amount due to related companies.  Since the Jingang Group is no longer a related party, the loan is classified as a short -term loan.  As of June 30, 2008, the loan balance was $728,757 (RMB5,000,000).  Interest expense was $19,274 and $202,205 for the six months ended June 30, 2008 and 2007, respectively.

NOTE 9 – RELATED PARTIES TRANSACTIONS

(I) Due from Related Company
June 30,
2008
(Unaudited)
Current:
Earn System Investment Limited	$355,643
$355,643

As of June 30, 2008, the Company advanced $355,643 to Earn System Investment Limited, for which the Company’s director is also a director of Earn System Investment Limited.  The amount is unsecured, interest-free, and repayable on demand.

LAWDORD ASIA LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNCONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 10 – TAXES

(a) Enterprise Income Tax (“EIT”)

Prior to January 1, 2008, the statutory EIT rate applicable to the Company was 33%.

Commencing from the January 1, 2007 the Company enjoys a preferential tax rate of 15% in EIT as the Company is considered as a high technology company by the Chinese government. After the launch of new EIT law on January 1, 2008, all companies are required to reapply the high technology company certificate in order to enjoy the preferential tax rate of 15%.  As of June 30, 2008, the Company is applying the high technology company certificate. Before the approval from the government, the Company is subject to EIT rate at 25%.

The Company’s income taxes differs from the expected tax expense for the six months ended June 30, 2008 and 2007 (Computed by applying the EIT rate of 25% and 33%, respectively to income before taxes) as follows:

	2008	2007
	(Unaudited)	(Unaudited)
Computed “expected” expense	$1,784,210	$1,081,264
Non-taxable VAT rebate	(110,249)	-
Non-taxable income	(102,133)	-
Effect of tax rate change on deferred taxes	(430,800)	-
Effect of preferential tax rate	-	(589,780)
Other	(33,226)	-
Income tax expense	$1,107,802	$491,484

The provisions for income taxes for the six months ended June 30, 2008 and 2007 are summarized as follows:

	2008	2007
	(Unaudited)	(Unaudited)
Current	$1,776,362	$285,622
Deferred	(668,560)	205,862
Total	$1,107,802	$491,484

LAWDORD ASIA LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNCONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 10 – TAXES (CONTINUED)

 (a) Enterprise Income Tax (“EIT”) (Continued)

The tax effects of temporary differences that give rise to the Company’s net deferred tax liabilities and deferred tax asset as of June 30, 2008 is as follows:

June 30,
2008
(Unaudited)
Deferred tax liabilities
Current:
Investment income	$77,375
Accrued welfare	5,806
Expenses	151,516
Cost of goods sold	38,224
272,921
Long-term:
Depreciation	141,826
Total deferred tax liabilities	$414,747

Deferred tax asset
Long-term
Amortization	$1,947
Total deferred tax asset	$1,947

The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109,” (“FIN 48”), on January 1, 2007. The Company did not have any material unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing FIN 48.

 (b) Tax Holiday Effect

In 2007, the Company is subject to a preferential rate of 15%.

The new tax regulations take effect on January 1, 2008, one of which indicates that the unified EIT rate of 25% applies to all enterprises including the Company. Under the new tax law the Company’s qualification of enjoying the favorable EIT rate of 15% specifically for high-tech industry will be reassessed at the end of the year. Before the Company obtains the certificate of high technology company, the applicable EIT rate is 25%.

For the six months ended June 30, 2008 and 2007 taxable income before income tax expense was $7,136,841 and $3,276,559, respectively. Income tax expense related to China income for the six months ended June 30, 2008 and 2007 was $1,107,802 and $491,484, respectively.

LAWDORD ASIA LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNCONSOLIDATED) AND 2007
(UNAUDITED)

NOTE 10 – TAXES (CONTINUED)

(b) Tax Holiday Effect (Continued)

The effects of the income tax expense exemptions and reductions available to the Company for the six months ended June 30, 2008 and 2007 are as follows:
	2008	2007
Tax holiday effect	$-	$589,780

(c) Value Added Tax (“VAT”)

Enterprises or individuals who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value added tax in accordance with the PRC laws. The value added tax standard rate for vaccine products is 6% of the gross sales price. The Company is exempted from the VAT as it is deemed as Welfare Organization under tax law in the PRC in 2008 and 2007.

NOTE 11 – SUBSEQUENT EVENTS

On August 6, 2008, Lawford and its shareholders entered into the Share Exchange Agreement with China Bio-Immunity Corporation (“CHHB”), a corporation incorporated in the state of Nevada. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common shares in the capital of Lawford occurred on August 6, 2008. In accordance with the closing of the share exchange agreement, CHHB issued 13,246,697 shares of its common stock to the former shareholders of Lawford in exchange for the acquisition, by CHHB, of all of the 7,500 issued and outstanding shares of Lawford on the basis of 1,766.26 common shares of CHHB for every one common share of Lawford. The Share Exchange resulted in Lawford, and it’s wholly-owned subsidiaries, JINA and JGAD becoming wholly owned subsidiaries of CHHB.

CHINA BIO-IMMUNITY CORPORATION AND SUBSIDIARIES
UNADUDITED CONDENSED COMBINED PRO FORMA
 FINANCIAL STATEMENTS
AS OF JUNE 30, 2008 AND FOR THE SIX MONTHS ENDED
 JUNE 30, 2008

CHINA BIO-IMMUNITY CORPORATION AND SUBSIDIARIES
UNADUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEETS
AS OF JUNE 30, 2008

					Adjusted
		China Bio-		Pro Forma	Pro Forma
	Lawford	Immunity	Combined	Adjustments	Totals
	(Unaudited)	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,303,239	$96,894	$9,400,133	$-	$9,400,133

Accounts receivable	5,175,240	-	5,175,240	-	5,175,240

Inventories	4,801,376	-	4,801,376	-	4,801,376

Other receivables	221,995	-	221,995	-	221,995

Deposits and prepayments	2,222,612	369	2,222,981	-	2,222,981

Due from related company	355,643	-	355,643	-	355,643

Total Current Assets	22,080,105	97,263	22,177,368	-	22,177,368

LONG-TERM ASSETS

Plant and equipment, net	12,511,026	-	12,511,026	-	12,511,026

Land use rights, net	3,742,985	-	3,742,985	-	3,742,985

Technology, net	1,108,784	-	1,108,784	-	1,108,784

Deferred taxes	1,947	-	1,947	-	1,947

Total Long-Term Assets	17,364,742	-	17,364,742	-	17,364,742

TOTAL ASSETS	$39,444,847	$97,263	$39,542,110	$-	$39,542,110

See Notes to Unaudited Condensed Combined Pro Forma Financial Statements

CHINA BIO-IMMUNITY CORPORATION AND SUBSIDIARIES
UNADUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEETS
AS OF JUNE 30, 2008

						Adjusted
		China Bio-			Pro Forma	Pro Forma
	Lawford	Immunity	Combined		Adjustments	Totals
	(Unaudited)	(Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$84,573	$55,874	$140,447		$-	$140,447

Other payables and accrued expenses	2,752,738	-	2,752,738		-	2,752,738

Customer deposits	77,767	-	77,767		-	77,767

Income taxes payable	516,880	-	516,880		-	516,880

Short term bank loans	8,016,324	-	8,016,324		-	8,016,324

Deferred revenue	110,987	-	110,987		-	110,987

Advances from shareholders	-	102,291	102,291		-	102,291

Deferred taxes	272,921	-	272,921		-	272,921

Total Current Liabilities	11,832,190	158,165	11,990,355		-	11,990,355

LONG-TERM LIABILITIES

Deferred taxes	141,826	-	141,826		-	141,826

Total Long-Term Liabilities	141,826	-	141,826		-	141,826

TOTAL LIABILITIES	11,974,016	158,165	12,132,181		-	12,132,181

SHAREHOLDER'S EQUITY

Common stock	7,500	1,753	9,253	(a)	(7,500)	15,000

				(a)	13,247

Additional paid-in capital	6,443,264	499,034	6,942,298	(a)	7,500	6,374,862

				(a)	(13,247)

				(b)	(561,689)

Retained earnings (deficits)	17,571,943	(425,170)	17,146,773	(b)	425,170	17,571,943

Accumulated deficits during developing stage	-	(136,519)	(136,519	)(b)	136,519	-

Accumulated other comprehensive income	3,448,124	-	3,448,124		-	3,448,124

Total Shareholders' Equity	27,470,831	(60,902)	27,409,929		-	27,409,929

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$39,444,847	$97,263	$39,542,110		$-	$39,542,110

See Notes to Unaudited Condensed Combined Pro Forma Financial Statements

CHINA BIO-IMMUNITY CORPORATION AND SUBSIDIARIES
UNADUDITED CONDENSED COMBINED PRO FORMA
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2008

		China			Adjusted
		Bio-		Pro Forma	Pro Forma
	Lawford	Immunity	Combined	Adjustments	Totals
	(Unaudited)	(Uaudited)

REVENUES	$13,204,089	$-	$13,204,089	$-	$13,204,089

COST OF GOODS SOLD	4,472,503	-	4,472,503	-	4,472,503

GROSS PROFIT	8,731,586	-	8,731,586	-	8,731,586

Selling expenses	152,640	-	152,640	-	152,640

General and administrative expenses	1,823,597	61,407	1,885,004	-	1,885,004

Total operating expenses	1,976,237	61,407	2,037,644	-	2,037,644

INCOME FROM OPERATIONS	6,755,349	(61,407)	6,693,942	-	6,693,942

OTHER INCOME (EXPENSE) , NET

Interest expense, net	(268,022)	305	(267,717)	-	(267,717)

Other income, net	457,500	-	457,500	-	457,500

Investment income	82,451	-	82,451	-	82,451

Government grant	109,563	-	109,563	-	109,563

Total other income (expense), net	381,492	305	381,797	-	381,797

INCOME BEFORE INCOME TAXES	7,136,841	(61,102)	7,075,739	-	7,075,739

INCOME TAXES	(1,107,802)	-	(1,107,802)	-	(1,107,802)

NET INCOME	6,029,039	(61,102)	5,967,937	-	5,967,937

OTHER COMPREHENSIVE INCOME

Foreign currency translation gain	1,631,083	-	1,631,083	-	1,631,083
OTHER COMPREHENSIVE INCOME	1,631,083	-	1,631,083	-	1,631,083

COMPREHENSIVE INCOME	$7,660,122	$(61,102)	$7,599,020	$-	$7,599,020
Basic and Diluted Earnings Per Share					$0.40
Weighted Average Shares Outstanding					15,000,001

See Notes to Unaudited Condensed Combined Pro Forma Financial Statements

CHINA BIO-IMMUNITY CORPORATION AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED COMBINED PRO FORMA
FINANCIAL STATEMENTS
AS OF JUNE 30, 2008 AND FOR THE SIX MONTHS ENDED JUNE 30, 2008

NOTE 1 – BASIS OF PRESENTATION

China Bio-Immunity Corporation (the “Company” or “CHHB”) was incorporated in the state of Utah as Thrust Resources, Inc. on July 16, 1981. On April 22, 2005, pursuant to a merger CHHB changed its domicile to Nevada. On February 11, 2008, the Company changed its name to China Bio-Immunity Corporation (formerly known as Easy Golf Corporation).

On August 6, 2008, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) with Lawford Asia Limited (“Lawford”), and the shareholders of Lawford (the “Lawford Shareholders”). As a result the share exchange, the Company acquired all of the issued and outstanding securities of Lawford, an inactive holding company, from the Lawford Shareholders in exchange for 13,246,697 newly-issued shares of the Company’s common stock, par value $0.001 per share, representing 88.31% of the Company’s issued and outstanding Common Stock (the “Share Exchange”). As a result of the Share Exchange, Lawford and its wholly owned subsidiaries, JINA Immunity Investment Company Limited (“JINA”), and Dalian Jingang-Andi Bio-Products Company Limited (“JGAD”), became wholly owned subsidiaries of the Company.

Lawford was incorporated on January 15, 2008 under the laws of the British Virgin Islands as a holding company, for the purposes of owning 100% of the capital stock of JINA. JINA was incorporated on October 15, 2007 under the laws of Hong Kong for the purpose of owning 100% of the capital stock of JGAD, a corporation incorporated on March 26, 2002 under the laws of the People’s Republic of China (“PRC”). Following the approval by the relevant governmental authorities in the PRC, JINA acquired a 100% ownership interest in JGAD in January 2008. As a result of the transaction, JGAD became a wholly-owned subsidiary of JINA, which in turn is a wholly-owned subsidiary of Lawford. JGAD engages in the development, manufacturing, and distribution of vaccine products. As a result of the Exchange Agreement, the Company succeeded to the business of JGAD as its sole line of business.

The Share Exchange is being accounted for as a “reverse merger,” since the Shareholders of Lawford own a majority of the outstanding shares of the Company’s common stock immediately following the Share Exchange.  Lawford is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Share Exchange will include those of Lawford and its subsidiaries and will be recorded at the historical cost basis of Lawford.  After completion of the Share Exchange, the Company’s consolidated financial statements will include the assets and liabilities of both the Company and Lawford and its subsidiaries, the historical operations of Lawford and its subsidiaries and the operations of the Company and its subsidiaries from the closing date of the Share Exchange.

CHINA BIO-IMMUNITY CORPORATION AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED COMBINED PRO FORMA
FINANCIAL STATEMENTS
AS OF JUNE 30, 2008 AND FOR THE SIX MONTHS ENDED JUNE 30, 2008

NOTE 1 – BASIS OF PRESENTATION (CONTINUTED)

The unaudited condensed consolidated balance sheets of Lawford and the Company as of June 30, 2008 and the unaudited condensed consolidated statement of operations for the six months ended June 30, 2008 have been used in preparation of these pro forma combined financial statements.  These pro forma combined financial statements should be read in conjunction with the historical statements of JGAD, Lawford and the Company.

NOTE 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The pro forma combined balance sheets as of June 30, 2008 have been prepared assuming the share exchange occurred on June 30, 2008. Accordingly, the assets and liabilities of JGAD are reflected in the pro forma combined balance sheets and are recorded at historical basis.

The capital structure of the consolidated entity is that of the Company, the dollar amount of the issued share capital in the pro forma combined balance sheet is that of the Company immediately prior to the Share Exchange plus the value of the shares issued by the Company to acquire Lawford.

The pro forma combined statements of operations for six months ended June 30, 2008 have been prepared assuming the Share Exchange occurred at the beginning of the period presented.  The pro forma combined statements of operations are not necessarily indicative of the results of operations that would have been attained has the acquisition taken place at the beginning of the period presented, and does not purport to be indicative of the effects that may be expected to occur in the future.

The pro forma adjustments and eliminations give effect to the acquisition of Lawford using reverse merger accounting and are explained by the following:

(a)	To eliminate the common stock of Lawford and account for the issuance of 13,246,697 shares of the Company’s common stock according to the terms of the Exchange Agreement.

(b)	To eliminate the accumulated deficit of the Company.